CONSULTING SERVICES CONTRACT

     This contract is made and entered into this date by and between Westnet Communication Group, Inc., a Nevada corporation (hereinafter "Westnet"), and Corporate Capital Formation, Inc., a Nevada corporation (hereinafter "CCF"). For valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties have agreed:

1. Westnet desires to become a "reporting company" as defined under Section 12 of the Securities Act of 1933, as amended, and further desires that its securities become listed and quoted in one or more United States securities quotations services, including but not limited to the inter-dealer quotation system ("Pink Sheets"), the Over-the-Counter Bulletin Board operated by the National Association of Securities Dealers ("NASD"), and the NASDAQ Stock Exchange. CCF is able and willing to assist Westnet in this business objective on the following terms and conditions.

2. CCF will assist Westnet in preparing a registration statement to be filed with the U. S. Securities and Exchange Commission ("Commission"), using Form 10-SB or such other form as may be subsequently designated by the Commission, for the purpose of registering all of the outstanding securities of Westnet. CCF will use its best efforts to secure the earliest possible effective date for such registration, however Westnet understands and acknowledges that the Commission may in its sole discretion suspend effectiveness indefinitely pending Westnet's response to comments, if any, concerning material contained in or omitted from the registration statement. CCF will assist Westnet in promptly answering any such comments. CCF will submit the registration statement to the Commission's E.D.G.A.R. electronic filing system, together with such amendments as may subsequently be required in response to Commission comments. Further, upon the eventual effectiveness of said registration statement, CCF will submit to the E.D.G.A.R. system each required Form 3 Initial Statement of Beneficial Ownership of Securities, and the first required Form 10Q-SB.

Further, CCF will undertake to locate and enlist one or more NASD member firms willing to become market-maker(s) for Westnet securities and submit price quotations to the brokerage community via Pink Sheets, OTC-Bulletin Board, or NASDAQ. CCF shall exercise its discretion in determining to which NASD members Westnet shall be submitted, and in the manner of submission, except that at a minimum CCF shall prepare and maintain current the information required to be submitted pursuant to Rule 15(c)(2)(11) promulgated under the Securities Exchange Act of 1934, as amended.

3. Westnet will provide CCF with convenient and unrestricted access to all corporate books and records of Westnet, and material information in any form, including but not limited to minutes, resolutions, proxies, stock records, voting trust agreements, contracts, letters of intent, significant verbal agreements, and any and all other data such as may be necessary or useful in the performance of services hereunder.

4. Westnet will pay to CCF the sum of ten thousand United States dollars (US$10,000) payable upon execution of this agreement, as follows:

     A. The amount of $5,000 shall be paid upon execution  hereof;
     B. The amount of $5,000 shall be paid upon submission of the registration statement to the E.D.G.A.R. electronic filing system.

Further, Westnet shall issue to CCF 300,000 shares of Westmet common stock, valued at par, as additional compensation for services provided hereunder, such shares to be deemed fully paid and non-assessable when delivered. CCF shall take title to such shares subject to such legal restrictions on resales as are applicable to non-registered securities issued to a consultant of the issuer.

In the event of early termination of this agreement, Westnet shall be entitled to a refund of any unearned moneys advanced hereunder.

5. Westnet agrees that CCF's services are to be rendered on a non-exclusive, "best efforts" basis. Westnet acknowledges and agrees that CCF is not a law firm, and that the relationship of the parties is one of consultant and client, not attorney and client, and that accordingly, no legal privilege exists as to information or documents provided to CCF by Westnet. CCF warrants that it will exercise the utmost diligence in safeguarding any such information which Westnet clearly identifies to CCF as sensitive or confidential or a business secret, but nevertheless can be compelled by process of law to disclose such information in certain legal proceedings.

6. Nothing herein shall be construed to create a partnership, joint venture, or employer-employee relationship between the parties; at all times, CCF is an independent contractor.

7. CCF, its associates, agents, attorneys and employees will act in a responsible, professional manner at all times and in all matters relating to this contract.

8. The term of this contract shall be until all promises hereunder have been fulfilled, unless earlier terminated by written notice of a party delivered to the principal business address of the other party. In the event of such early termination, Westnet shall be entitled to receive a refund of any fees paid to CCF but not yet earned, and CCF shall promptly deliver to Westnet any and all Westnet books, records or other property in its possession.

9. This consulting services contract shall be governed by the laws of the state of Nevada, United States of America . A facsimile copy of this document signed and faxed by the parties severally hereto, shall be valid as that of an original. Westnet represents that it has the necessary authority to enter into this contract and be bound by the terms herein.

IN WITNESS, the parties have signed this contract the date below indicated.

/s/ Elizabeth A. Sanders                   /s/ Roger Coleman
-----------------------------------        -----------------------------------
Elizabeth A. Sanders, President            Roger Coleman, Managing Director
WESTNET COMMUNICATON GROUP, INC.           CORPORATE CAPITAL FORMATION, INC.
2921 N. Tenaya Way, Suite 216              2921 N. Tenaya Way
Las Vegas, NV 89128                        Las Vegas, NV 89128

12/1/99                                    12/1/99
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Date                                       Date